Exhibit 10.1

CONTRIBUTION AND ASSUMPTION AGREEMENT

THIS CONTRIBUTION AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into as of February 8, 2011, by and between MAGLA PRODUCTS, LLC, a New Jersey limited liability company (“Magla Products”), and MAGLA INTERNATIONAL, LLC, a New Jersey limited liability company and wholly owned subsidiary of Magla Products (the “Company”).  Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

WHEREAS, Magla Products is currently a manufacturer and marketer of home, garden and work gloves and cleaning products on both a branded and private label basis (the “Business”); and

WHEREAS, Magla Products wishes to contribute to the Company and the Company wishes Magla Products to contribute to the Company certain assets related to the Business, in exchange for the assumption by the Company of certain liabilities related to the Business.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound, agree as follows:

Section 1. Contributions by Magla Products.

(a) Magla Products shall contribute, assign, transfer, convey and deliver to the Company, and the Company shall accept from Magla Products, at the Closing, good and valid title to the Contributed Assets, free and clear of any Encumbrances, other than Permitted Encumbrances, on the terms and subject to the conditions set forth in this Agreement.  For purposes of this Agreement, the term “Contributed Assets” means all of the assets of Magla Products used or held for use in the conduct of the Business together with all assets, contracts, goodwill, properties and rights acquired by Magla Products of a similar nature from and after the date hereof, excluding the Excluded Assets, of any kind or nature, whether tangible or intangible, whether real, personal or mixed, whether or not presently in use by Magla Products, and whether or not used in, useful, necessary, incidental or pertaining to or associated with the operation of the Business as of the Closing, including:

(i) all cash and other cash equivalents, including certificates of deposit and marketable securities;

(ii) all equipment, machinery, computers, tools, trade fixtures, improvements, supplies, materials, furniture, and other tangible personal property used or held for use in the conduct of the Business, and all furniture, personal computers, calculators and other personal property used by or held for use by the Transferred Employees;

(iii) all of Magla Products’ right, title and interest in and to all contracts, including all contracts, leases and certain agreements with employees associated with the Business;

(iv) all Accounts Receivable;

(v) all right, title and interest in and to the Magla Products Intellectual Property;

(vi) the inventory owned by Magla Products as of the Closing Date;

(vii) all Governmental Authorizations primarily relating to the operation of the Business, to the extent such Governmental Authorizations are transferable by Magla Products in connection with the transactions contemplated by this Agreement;

(viii) all assets of any Employee Benefit Plan in which any employee of Magla Products participates;

(ix) all claims, causes of action and rights of set-off relating to any of the Contributed Assets, other than claims, causes of action and rights of set-off for infringement, misappropriation or violation of the Magla Products Intellectual Property that occurred prior to the Closing Date;

(x)  (A) all records and lists of Magla Products primarily relating to the Business and the assets described in this Section 1, including all records and lists pertaining to all external customers and suppliers of and to the Business, (B) all product, business, and marketing plans of Magla Products pertaining to the Business, (C) all books, ledgers, files, reports, plans, drawings, and operating records related primarily to the Business or the assets described in this Section 1, and (D) to the extent permitted by applicable Legal Requirements, personnel records for all Transferred Employees (collectively, the “Books and Records”); provided that Magla Products shall be entitled to retain a copy of such Books and Records for internal use; and

(xi) all other property, assets, goodwill and business that are owned by Magla Products for the purpose of operating the Business and the right to represent to third parties that Purchaser is the successor to Magla Products;

(b) The foregoing notwithstanding, Magla Products shall not contribute, and Magla Products shall not be deemed to contribute, any of the following assets to the Company (collectively, the “Excluded Assets”):

(i) those assets listed on Schedule 1(b)(i);

(ii) all contracts of insurance, all coverages and proceeds thereunder and all rights in connection therewith, including rights arising from any refunds due with respect to insurance premium payments to the extent they relate to such insurance policies;

(iii) Magla Products’ corporate minute books, corporate seal, stock transfer records and other corporate records (except to the extent such records are related to or are used in the operation of the Business);

(iv) the stock or equity interests in any Person, other than Magla Worldwide, Ltd., not specifically identified herein, or in a schedule or exhibit hereto, or necessary or advisable for running the Business.

(c) Following the Closing, the parties shall cooperate with each other to identify any assets that were (i) not designated as part of the Contributed Assets at the Closing but which relate primarily to the Business and were not designated as Excluded Assets (the “Nontransferred Magla Products Assets”), and (ii) designated as part of the Contributed Assets but which do not relate to the Business and which should not have been transferred to the Company (the “Transferred Magla Products Assets”).  To the extent any Nontransferred Magla Products Assets are identified and Magla Products is legally and contractually permitted to transfer such assets, Magla Products shall, at no cost to the Company, promptly take all action to contribute such Nontransferred Magla Products Assets to the Company.  In the event Magla Products is required to obtain the consent or approval of any Person prior to the contribution of any Nontransferred Magla Products Asset to the Company, then Magla Products shall, at its own expense, use its commercially reasonable efforts to promptly obtain such approval or consent, and upon obtaining such approval or consent, shall promptly contribute such Nontransferred Magla Products Asset to the Company.  To the extent that any Transferred Magla Products Assets are identified and the Company is legally and contractually permitted to transfer such assets, then the Company shall, at the cost and expense of Magla Products, promptly take all actions to transfer the Transferred Magla Products Assets to Magla Products.  In the event that the Company is required to obtain the consent or approval of any Person prior to the transfer of any Transferred Magla Products Assets to Magla Products, then the Company shall, at Magla Products’ expense, use commercially reasonable efforts to obtain such approval or consent, and upon obtaining such approval or consent, shall promptly transfer such Transferred Magla Products Assets to Magla Products.  In the event any approval or consent necessary for the transfer of any Nontransferred Magla Products Asset or Transferred Magla Products Asset, as the case may be, then Magla Products and the Company shall discuss in good faith an appropriate resolution for the disposition of such Nontransferred Magla Products Asset or Transferred Magla Products Asset, as applicable.  Notwithstanding any provision of this Agreement to the contrary, nothing herein shall be deemed to constitute an agreement to assign any Transferred Contract or any right or privilege arising thereunder if an attempted assignment thereof, without the consent of the other party or parties thereto, would constitute a breach thereof unless such consent has been obtained.

Section 2. Assumption of Liabilities by the Company

(a) The Company shall assume all debts and other Liabilities (contingent, absolute or otherwise) of Magla Products, which Liabilities will be assumed by the Company at Closing, subject to the terms and conditions herein, including (the “Assumed Liabilities”):

(i) all Liabilities arising under or out of the Transferred Contracts (other than Liabilities arising out of breaches or violations by Magla Products occurring prior to the Closing Date) for performance of or payments to be made under the Transferred Contracts;

(ii) all liabilities related to or arising from employment, employee benefits and Employee Benefit Plans of Magla Products; and

(iii) all Liabilities other than Excluded Liabilities arising on or after the Closing Date out of the ownership or use of the Contributed Assets or the conduct of the Business by the Company on or after the Closing Date.

(b) The foregoing notwithstanding, the Company shall not assume, and the Company shall not be deemed to assume, any of the Liabilities that are specifically set forth on Schedule 2(b) or any Taxes, compliance with Legal Requirements, or any breaches or violations under the Transferred Contracts, in each case, accruing, arising out of, or relating to events and occurrences prior to the Closing (collectively, the “Excluded Liabilities”).  All Excluded Liabilities shall be the responsibility of Magla Products.

(c) Following the Closing, the parties shall cooperate with each other to identify any Liabilities that were (i) not designated as part of the Assumed Liabilities at the Closing but which relate primarily to the Business (the “Nonassumed Magla Products Liabilities”), and (ii) designated as part of the Assumed Liabilities but which do not relate to the Business and which should not have been assumed by the Company (the “Assumed Magla Products Liabilities”).  To the extent that any Nonassumed Magla Products Liabilities or Assumed Magla Products Liabilities are identified, then Magla Products and the Company shall discuss in good faith an appropriate resolution for the disposition of such Nonassumed Magla Products Liability or Assumed Magla Products Liability, as applicable.

Section 3. Consideration for Contributed Assets.  At the Closing, as consideration for the contribution of the Contributed Assets by Magla Products to the Company set forth in Section 1 above, the Company shall assume the Assumed Liabilities and be responsible for their timely discharge or satisfaction.

Section 4. Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Anslow & Jaclin, LLP, 195 Route 9 South, Manalapan, NJ 07726 concurrently with the execution of this Agreement. For purposes of this Agreement, “Closing Date” shall mean the date as of which the Closing actually takes place.

Section 5. Sales Taxes. Magla Products shall be responsible for, and shall pay and reimburse the Company, and/or its Affiliates, as applicable, for, any sales taxes, use taxes, transfer taxes, documentary charges, recording fees, stamp taxes or similar Taxes, charges, fees or expenses (collectively “Sales and Transfer Taxes”) that may become payable in connection with the contribution of the Contributed Assets, assumption of the Assumed Liabilities, and issuance of the Membership Units as contemplated hereby. The Company and Magla Products shall cooperate with each other in timely making all filings, returns, report and forms as may be required in connection with the payment of all Sales and Transfer Taxes, including the delivery of all instruments and certificates as are necessary to minimize such Sales and Transfer Taxes and enable the other to timely comply with the filing of any Tax Return that relates to Sales and Transfer Taxes.

Section 6. Further Assurances. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions hereunder.

Section 7. Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of New Jersey (without giving effect to principles of conflicts of laws).

Section 8. Successors and Assigns; Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the Company and Magla Products, and the respective successors and assigns (if any) of the foregoing.

Section 9. Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties hereto agree that: (a) in the event of any breach or threatened breach by any party of any covenant, obligation, or other provision of this Agreement applicable to such party, the other party shall be entitled (in addition to any other remedy that may be available) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such breach or threatened breach; and (b) such other party shall not be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

Section 10. Waiver.  No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.  No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 11. Construction.  For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.  The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.  All monetary amounts referenced herein are denominated in United States Dollars.  As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”  Except as otherwise indicated, all references in this Agreement to “Sections,” “Schedules” and “Exhibits” are intended to refer to Sections of this Agreement and the Schedules and Exhibits to this Agreement.

[Signatures follow on next page]

The parties to this Agreement have caused this Agreement to be executed and delivered as of the date first above written.

MAGLA PRODUCTS, LLC,
a New Jersey limited liability company

By:  /s/ Jordan Glatt
Name: Jordan Glatt
Title: President

MAGLA INTERNATIONAL, LLC,
a New Jersey limited liability company

By:  /s/ Jordan Glatt
Name: Jordan Glatt
Title: President

EXHIBIT A

DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

“Accounts Receivable” means all of the trade accounts receivable of the Business including less any reserves for uncollected accounts on the Accounts Receivable in conformity with GAAP.

“Affiliate” means, with respect to any Person, any other Person controlled by, controlling, or under common control with such first Person.

“Employee Benefit Plan” means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), (d) Employee Welfare Benefit Plan or (e) any plan, fund, arrangement or practice, including, without limitation, health, accident, disability, cafeteria, dependent care, employee assistance, unemployment or life insurance or death benefit plans, funds, arrangement or practices, material fringe benefit or other retirement, bonus, or incentive plan or program, whether formal or informal and whether legally binding or not.

“Employee Pension Benefit Plan” has the meaning set forth in ERISA § 3(2).

“Employee Welfare Benefit Plan” has the meaning set forth in ERISA § 3(1).

“Encumbrance” means any lien, pledge, hypothecation, mortgage, security interest, encumbrance, claim, lease, license, Order, imperfection of title, condition or restriction (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“GAAP” means United States generally accepted accounting principles as in effect on the date hereof.

“Governmental Authorization” means any permit, license, certificate, franchise, approval, consent, certification, designation, registration, qualification or authorization issued or granted by any Governmental Body.

“Governmental Body” means any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction; (b) federal, state, local, municipal or foreign government (including any agency, department, bureau, division, court, or other administrative or judicial body thereof); or (c) governmental or quasi-governmental authority of any nature.

“Intellectual Property” shall include, without limitation, all United States and foreign: (A) trademarks and service marks (whether registered or unregistered), trade names, trade dress, business names, brand names, logos and designs, including all goodwill associated with the foregoing and all registrations and applications for any of the foregoing; (B) patents, utility models, and registrations and patent applications relating to the foregoing, unfiled patent applications and inventions disclosures; (C) copyright works (whether registered or unregistered) and applications therefore; (D) domain names, and all registrations and applications with respect to the foregoing; (E) confidential information and proprietary information; (F) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, and all documentation related to any of the foregoing, (G) licenses to use, or practice, a third party’s intellectual property falling within the preceding subsections (A) through (F), and (H) any of the foregoing owned jointly with one or more third parties.

“Legal Requirement” shall mean any federal, state, foreign, local or municipal law, statute, legislation, constitution, ordinance, code, edict, rule, regulation, ruling, directive, pronouncement, or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Liability” or “Liabilities” means, as to any Person, without duplication, any and all obligations of such Person for borrowed money or with respect to deposits or advances of any kind to such Person, any and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, including any and all obligations of such Person upon which interest charges are customarily paid, any and all obligations of such Person under conditional sales or other title retention agreements relating to property purchased by such Person, any and all obligations of such Person issued or assumed as the deferred purchase price of property or services, any and all capitalized lease obligations of such Person, any and all obligations secured by any Lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby are obligations of, or have been assumed by, such Person, any and all obligations of such Person under interest rate or currency swap transactions (valued at the termination value thereof), any and all amounts drawn on letters of credit issued on behalf of such Person, any and all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property, any and all guarantees and arrangements having the economic effect of a guarantee of such Person of any indebtedness of any other Person, and any interest accrued relating to debt, and any obligations or other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

“Magla Products Intellectual Property” means any Intellectual Property which is used by or for the Business.

“Multiemployer Plan” has the meaning set forth in ERISA § 3(37).

“Order” means any order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any Governmental Body or any arbitrator or arbitration panel.

“Permitted Encumbrance” means (i) any Encumbrance for Taxes not yet due and payable or which are being contested in good faith through appropriate proceedings for which adequate reserves have been established in accordance with GAAP on the financial statements, (ii) any Encumbrance with respect to leased equipment that exists under the express terms of any equipment lease included in the Contributed Assets, and (iii) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable or which are being contested in good faith through appropriate proceedings for which adequate reserves have been established in accordance with GAAP on the financial statements.

“Person” means any individual, firm, corporation, partnership, limited liability company, joint venture association, joint-stock company, trust, unincorporated organization or other entity or governmental authority, and shall include any successor (by merger or otherwise) of such Person.

“Proceeding” means any action, suit, litigation, arbitration, or investigation (including any civil, criminal or administrative) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or any arbitrator or arbitration panel.

“Tax” means any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

“Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transferred Contract” means those contracts contributed by Magla Products to the Company pursuant to this Agreement.

“Transferred Employees” means those employees of Magla Products who become employees of the Company.